                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A  INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/x/ Preliminary Proxy Statement          / / Confidential, For Use of the
                                             Commission Only (as Permitted
                                             by Rule 14a-6(e)(2))

/ / Definitive Proxy Statement

/ / Definitive Additional Materials

/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 BENTHOS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     /x/  No fee required.

     / /  Fee computed on table below per Exchange Act
          Rules 14a-6(i)(1) and 0-11

     (1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------
     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

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     (4) Date Filed:

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

    Preliminary copy as filed with the Securities and Exchange Commission on
                               February 12, 1998

                                 [LOGO] BENTHOS

                                 BENTHOS, INC.
                                 -------------

                   Notice of Special Meeting of Stockholders
                             Friday, April 3, 1998
                                   10:00 a.m.

To Benthos Stockholders:

A Special Meeting in Lieu of the Annual Meeting of Stockholders of Benthos, Inc. will be held on Friday, April 3, 1998 at 10:00 a.m., local time, at the Ballymeade Country Club, Route 151, North Falmouth, Massachusetts, for the following purposes:

1. To elect two Class II members of the Board of Directors of the Company to serve until the 2001 Annual Meeting of Stockholders and until their successors are duly elected.

2. To consider and act upon a proposal to approve the appointment of Arthur Andersen LLP as the Company's auditors for the 1998 fiscal year.

3. To consider and act upon a proposal to approve the Benthos, Inc. 1998 Non-Employee Directors' Stock Option Plan.

4. To consider and act upon a proposal to amend the articles of organization of the Company to increase the Company's authorized capital stock to 7,500,000 shares of common stock and to create a new class of 250,000 shares of preferred stock, as described in the accompanying Proxy Statement.

5. To transact such other business as may properly come before the meeting or any adjournments thereof.

Only stockholders of record at the close of business on February 20, 1998 are entitled to notice of and to vote at this meeting.

                                    By Order of the Board of Directors
                                    John T. Lynch, Clerk

North Falmouth, Massachusetts
February __, 1998

--------------------------------------------------------------------------------

                                   IMPORTANT
                                   ---------

It is important that your shares be represented at the meeting. Accordingly, whether or not you expect to attend the meeting, please sign, date and promptly return the attached proxy in the enclosed envelope.

--------------------------------------------------------------------------------

        49 Edgerton Drive, North Falmouth, Massachusetts  02556-2826 USA
                    Tel: (508) 563-1000 Fax: (508) 563-6444

                                 BENTHOS. INC.
                                 -------------

                                PROXY STATEMENT

                        Special Meeting of Stockholders

                                 April 3, 1998

     This proxy statement and the accompanying Notice of Special Meeting of Stockholders is furnished to stockholders of Benthos, Inc., a Massachusetts corporation (the "Company"), in connection with the solicitation by the Board of Directors of proxies to be used at the Special Meeting in Lieu of the Annual Meeting of Stockholders of the Company to be held on April 3, 1998 at the time and place set forth in the accompanying notice and at any and all adjournments thereof. The approximate date on which this proxy statement and accompanying proxy form are being sent to stockholders is February __, 1998.

                      INFORMATION AS TO VOTING SECURITIES

     Only stockholders of record at the close of business on February 20, 1998 (the "record date") will be entitled to vote at the meeting. On that date the Company had outstanding and entitled to vote 1,317,490 shares of Common Stock. Each share of Common Stock outstanding on the record date is entitled to one vote. Under the Company's By-Laws, the presence in person or by proxy of a majority in interest of all shares of Common Stock issued, outstanding and entitled to vote at the meeting shall constitute a quorum. When a quorum is present, a director may be elected by a plurality of the votes properly cast. The approval of the auditors and the approval of the Benthos, Inc. 1998 Non-Employee Directors' Stock Option Plan will require the favorable vote of a majority of the votes properly cast and the approval of the amendment to the articles of organization will require the favorable vote of a majority of the issued and outstanding shares of Common Stock. Votes withheld from any nominee for election as a director, abstentions and broker "non-votes" are counted as present or represented for purposes of determining the presence of a quorum for the meeting. Therefore, abstentions and broker "non-votes" will have the effect of "against" votes. Broker "non-votes" occur when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Usually, this would occur when brokers holding stock in "street name" have not received any instructions from clients, in which case the brokers (as holders of record) are permitted to vote on "routine" proposals but not on non-routine matters. The election of
directors and auditors  are considered routine matters.   The approval of the
1998 Non-Employee Directors' Stock Option Plan and the amendment of the articles of organization to create a class of preferred stock are considered non-routine matters. Missing votes on non-routine matters are "broker non-votes."

                               PROXY SOLICITATION

     The expenses of solicitation of proxies will be borne by the Company. It is expected that the solicitation will be made primarily by mail, but officers and employees of the Company may also solicit proxies by telephone, fax and in person.

     The Company's principal executive offices are at 49 Edgerton Drive, North Falmouth, Massachusetts 02556-2826.

     Any person giving a proxy in the form accompanying this statement has the power to revoke it at any time before its exercise. It may be revoked by filing with the Clerk of the Company an instrument of revocation or a duly executed proxy bearing a later date. It may also be revoked by attendance at the meeting and election to vote in person.

                DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

     The current directors and executive officers of the Company are as follows:

    Name                       Age                Position
    ----                       ---                --------
Samuel O. Raymond              69       Chairman Emeritus of the Board of
                                        Directors and Director of Research

John L. Coughlin               46       President and Chief Executive Officer
                                        and Director

Stephen D. Fantone             44       Chairman of the Board of Directors

A. Theodore Mollegen, Jr.      60       Director

Thurman F. Naylor              78       Director

Gary K. Willis                 52       Director

Francis E. Dunne, Jr.          51       Treasurer and Chief Financial Officer

     The Company's board of directors is classified into three classes, with the members of the respective classes serving for staggered three-year terms. The first class, consisting of Messrs. Coughlin and Willis, is eligible for re-election at the 2000 annual meeting; the second class, consisting of Mr. Mollegen and Dr. Fantone, is eligible for re-election at the 1998 annual meeting; the third class, consisting of Messrs. Raymond and Naylor, is eligible for re-election at the 1999 annual meeting. Officers of the Company serve at the pleasure of the Board of Directors.

     The following information is provided with respect to the business experience of each director and executive officer of the Company:

     Mr. Raymond founded the Company in 1962 and served as its President for twenty years. He previously served as Chairman of the Board from 1965-1982 and from 1989 to January 1997. Mr. Raymond most recently served as the President and Chief Executive Officer of the Company from June 1995 to April 1996. Mr. Raymond has served as a director of the Company since 1965. In January 1997, Mr. Raymond was elected as Chairman Emeritus of the Board of Directors and Director of Research of the Company. Mr. Raymond has a B.S. in Mechanical Engineering from M.I.T. and was instrumental in the development and marketing of many of the Company's original products in both the Company's Undersea Systems Division and the Container Inspection Systems Division.

     Mr. Coughlin has served as President, Chief Executive Officer and a director of the Company since April 1996 and as Treasurer from October 1996 to February 1997. Prior to joining the Company, he was President (1993-1996) and Vice President of Sales and Marketing (1990-1993) of Dynisco Instruments, an operating division of Dynisco, Inc., a wholly-owned subsidiary of Berwind Industries. Dynisco Instruments is a manufacturer of pressure and temperature measurement products for the plastics industry. He holds a B.S. in Physics from Georgetown University and an M.S. in Physics from Northeastern University.

     Dr. Fantone became a director of the Company in March 1995 and was elected Chairman of the Board of Directors in January 1997. Since 1982, he has been President and Chief Executive Officer of Optikos Corporation, an optical engineering firm which he founded and which specializes in the design and manufacture of optical products and instrumentation and optical test equipment. He has B.S. degrees in Electrical Engineering and Management from M.I.T. and a Ph.D. in optics from the Institute of Optics at the University of Rochester. Dr. Fantone has been awarded 36 patents and is the author of numerous technical papers and articles on optical technology. He is also currently a Senior Lecturer in the Mechanical Engineering Department at M.I.T and Treasurer of the Optical Society of America.

     Mr. Mollegen has served as a director of the Company since 1985. He is the President and Chief Executive Officer of Allied Resources Corporation, a company which provides technical training, engineering, health management, and safety management services to industrial firms. Prior to joining Allied Resources in 1993, Mr. Mollegen was Chairman and Chief Executive Officer of Analysis & Technology, Inc., a provider of engineering and technical services to the U.S. Navy. Mr. Mollegen has a B.E. in Electrical Engineering from Yale University and is the author of over 90 technical papers and reports on undersea topics.
He is a member of the board of Technology for Connecticut (TECHCONN), Inc. and of Southeast Area Regional Economic Development (SEA-RED). He is also a member of the Advisory Committee of the University of New Haven Southeast Branch.

     Mr. Naylor is President of Cameras and Images International, Inc. (a dealer in photographic images and equipment), is the owner and founder of the Naylor Museum of

Photography in Brookline, Massachusetts, and has served as a director of the Company since 1987. Mr. Naylor is an internationally recognized authority on photographic history, processes, and technology. Mr. Naylor is the former Chairman, President and CEO of Standard-Thomson Corporation, a manufacturer of temperature and pressure controls and electronic equipment. Mr. Naylor is also the former Chairman, President and CEO of Thomson International Corporation (1959-1989), a manufacturer of temperature controls with engineering and manufacturing facilities in twelve countries. Mr. Naylor has a B.A. in Economics from Fordham University and a B.S. in Mechanical Engineering from The Johns Hopkins University. Mr. Naylor is also a member of the Board of Directors of Analysis & Technology, Inc., Sandler Productions, Inc. (motion picture and television production) and Summit Industries, Inc. (a manufacturer of x-ray equipment).

     Mr. Willis was elected as a director on January 23, 1998. Since August 1993, he has been President and Chief Executive Officer and a director of Zygo Corporation, a supplier of high precision yield improvement and metrology systems. From February 1992 to August 1993, Mr. Willis was Chief Operating Officer of Zygo Corporation. Prior to joining Zygo he was the President and Chief Executive Officer of The Foxboro Company, a manufacturer of process control instruments and systems. Mr. Willis is also a director of Rofin-Sinar Technologies, Inc. (industrial laser systems) and Middlesex Health Services, Inc., a Connecticut-based health care provider. Mr. Willis has a B.S. in mechanical engineering from Worcester Polytechnical Institute.

     Mr. Dunne was appointed Treasurer and Chief Financial Officer of the
Company on February 1, 1997.   Prior to joining the Company, he was Chief
Financial Officer of Kinney Vacuum Company, an operating division of General Signal Corporation (1993-1996). Kinney Vacuum Company is a manufacturer of industrial vacuum pumps and pump systems for the food packaging, chemical and pharmaceutical, heat treating, automotive, and other industries. Prior to joining Kinney, Mr. Dunne was Director of Planning and Analysis at General Signal Corporation (1990-1993). General Signal Corporation is a manufacturer of products serving the process controls, electrical controls, and industrial technology industries. Mr. Dunne has a B.S. degree in Public Accounting from St. John's University, an M.B.A. in Finance from Long Island University, and is a Certified Public Accountant.

     There are no family relationships among the directors or executive officers of the Company.

Board and Committee Meetings

     Four meetings of the Board of Directors were held during the fiscal year ended September 30, 1997, and the Board of Directors took action by unanimous written consent on two occasions during that period. The Board of Directors serves as the Company's Nominating Committee.

     The Audit Committee is a committee of the Board of Directors which reviews and discusses the plan for and the results of the annual audit with the Company's independent auditors and approves non-audit services provided by them. The Audit Committee also reviews the Company's internal auditing, control and accounting system. In addition, the committee makes recommendations to the Board concerning the selection of the independent auditors. The present members of the Committee, which met once during the past fiscal year, are Messrs. Mollegen, Naylor and Fantone.

     The ESOP Committee is appointed by the Board of Directors and administers the Company's Employee Stock Ownership Plan. Messrs. Coughlin, Naylor and Fantone are the current members of the ESOP Committee. There were no meetings of the ESOP Committee during the past fiscal year.

     The Compensation and Incentive Stock Option Plan Committee (the "Compensation Committee") is a committee of the Board of Directors which establishes salaries of senior officers and issues options under the Company's employee stock option plan. The current members of the Compensation Committee are Messrs. Mollegen, Naylor and Fantone. The committee met four times during the past fiscal year.

     All directors attended 100% percent of the meetings of the Board of Directors and the committees of which they were members during the fiscal year ended September 30, 1997.

                   PRINCIPAL HOLDERS OF VOTING SECURITIES AND
                        SECURITY OWNERSHIP OF MANAGEMENT

     The following information is furnished as of February 20, 1998 with respect to the beneficial ownership of shares of Common Stock of the Company by the directors and executive officers of the Company, all of the directors and officers of the Company as a group and all persons known to be the beneficial owners of more than five percent of such outstanding stock. Unless otherwise indicated, each of the persons named below held sole voting and investment power over the shares listed below as of said date.

     In accordance with the rules of the Securities and Exchange Commission, shares which an individual has the right to acquire pursuant to stock options which are exercisable within sixty days are considered to be beneficially owned and, for purposes of calculating the percentage ownership of stock for an individual who holds exercisable stock options, such shares are also considered to be outstanding. Reference should be made to the footnotes below for further information as to each individual listed.

                                               Shares                   Percent of Outstanding
     Name and Address (1)                 Beneficially Owned                Common Stock
     Samuel O. Raymond                         195,315 (2)                   14.8%

     Ronald K. Church 1996 Trust               128,250                        9.7%
     State Street Bank and Trust
      Company, Trustee of the
      Benthos, Inc. Employee
      Stock Ownership Plan
      ("ESOP")(3)                               60,505                        4.6%

     John L. Coughlin                           27,082 (4)                    2.0%

     Stephen D. Fantone                         38,250 (5)                    2.9%

     A. Theodore Mollegen, Jr.                  10,500                        0.8%

     Thurman F. Naylor                          22,500                        1.7%

     Gary K. Willis                              2,500                        0.2%

     Francis E. Dunne, Jr.                       3,750 (6)                    0.3%

     All directors and officers
     as a group (7 persons)                    299,897 (7)                   21.8%

     (1) Except as set forth below, the address of each of the individuals set forth in the table is c/o Benthos, Inc., 49 Edgerton Drive, North Falmouth, Massachusetts 02556. The address of the Ronald K. Church Trust is 46 Riddle Hill Road, Falmouth, Massachusetts 02540. The address of State Street Bank and Trust Company is 225 Franklin Street, Boston, Massachusetts 02110.

     (2) Includes 2,889 shares owned by the Company's ESOP, over which Mr. Raymond has sole voting power. Also includes 55,243 shares owned by Mr. Raymond's children, as to which shares Mr. Raymond disclaims beneficial ownership.

     (3) Pursuant to the terms of the plan, plan participants are entitled to direct the Trustee as to the manner in which all shares allocated to such participants' accounts are to be voted.

     (4) Consists of 27,000 shares which Mr. Coughlin has the right to acquire through the exercise of a stock option for 75,000 shares granted April 8, 1996 and 82 shares owned by the Company's ESOP over which Mr. Coughlin has sole voting power.

     (5) Includes 26,250 shares which Dr. Fantone has the right to acquire through the exercise of a stock option for 22,500 shares granted January 19, 1995 and a stock option for 11,250 shares granted January 24, 1997.

     (6) Consists of 3,750 shares which Mr. Dunne has the right to acquire through the exercise of a stock option for 15,000 shares granted January 24, 1997.

     (7) Includes an aggregate of 57,000 shares which the directors and officers have the right to acquire through the exercise of certain options.

                             EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid by the Company for the Company's last three fiscal years to the Company's chief executive officer during the Company's fiscal year ended September 30, 1997 and the only other executive officer who received an annual salary and bonus exceeding $100,000 during that fiscal year.




                                                   Annual Compensation
Name and                           Fiscal          -------------------        All Other
Principal Position                  Year           Salary         Bonus       Compensation (1)
------------------                 ------          ------         -----       ------------
John L. Coughlin,                    1997         $153,769       $53,000        $ 10,879
  President and Chief                1996           66,462        20,000          --
  Executive Officer (2)

Francis E. Dunne, Jr.                1997         $ 82,788       $30,000          --
  Treasurer and Chief
  Financial Officer (3)

All directors and                    1997         $321,370       $83,000        $ 47,714
  officers as a group                1996          236,170        80,620           8,659
  (6 in all)                         1995          273,024        --             172,772

     (1) Includes amounts contributed to individual accounts with the Company's ESOP and 401(k) Retirement Plan. Also includes $171,523 in severance pay to a former officer incurred with respect to fiscal 1995.

     (2) Mr. Coughlin has served as President and Chief Executive Officer since April 8, 1996.

     (3) Mr. Dunne has served as Treasurer and Chief Financial Officer since February 1, 1997.

     On January 24, 1997, the Company granted to Francis E. Dunne, Jr. an option to purchase 15,000 shares of the Company's Common Stock, expiring January 23, 2007, at an exercise price of $11.50 per share, vesting in four annual installments commencing on the first anniversary of the date of grant. This option represented 51.3% of the number of shares subject to stock options granted to all employees during the 1997 fiscal year.

     Stock Option Table

The following table sets forth information concerning each exercise of stock options during the Company's fiscal year ended September 30, 1997 by the executive officers named in the table above and the number and value of shares underlying those stock options at that date.

                                                          Number of
                                                         Unexercised
                                                          Securities          Value of
                                                          Underlying         Unexercised
Name and                     Shares                        Options           In-the-Money
Principal                  Acquired on    Value           At Fiscal           Options At
Position                    Exercise      Realized(1)     Year End         Fiscal Year End(1)
---------                  -----------    --------       -----------       ---------------
John L. Coughlin,
  President and Chief         10,500      $83,584          8,250(2)           $113,438(2)
  Executive Officer            --           --            56,250(3)            773,438(3)

Francis E. Dunne, Jr.
  Treasurer and Chief          --           --            15,000(3)             98,750(3)
  Financial Officer

     (1) Based upon the difference between the option exercise price and the closing price of the Company's Common Stock on the Nasdaq SmallCap Market on the date of exercise or September 30, 1997, as appropriate.

     (2)  Shares underlying options exercisable as of September 30, 1997.

     (3)  Shares underlying options not exercisable as of September 30, 1997.

     Directors' Compensation

     On January 23, 1998, the Board of Directors adopted a new compensation policy, effective April 3, 1998, under which each of its non-employee directors will receive a fee of $6,000 per year plus $1,000 for each directors' meeting attended and reimbursement for reasonable travel and other expenses when
incurred.   Stephen D. Fantone also receives additional compensation of $2,500 per month for his services as Chairman of the Board of Directors. The Company intends to continue these policies in the future.

     Employment Contracts

     In 1990, the Company entered into an employment agreement with Samuel O. Raymond. Under this agreement, as amended, Mr. Raymond will be employed as the Director of Research of the Company at a salary of $72,000 per year and will serve as the Chairman Emeritus of the Board of Directors for as long as he is elected to that position. This agreement commenced on August 1, 1990 and will expire on July 31, 2005. After the expiration of the initial term, the agreement will automatically be renewed annually as of August 1, 2005 and each August 1 thereafter. The agreement also provides that if a change in control of the Company should occur during the first, second or last five years of the initial term of the agreement, Mr. Raymond is entitled to receive $427,974, $335,504, or $199,636, respectively, from the Company. The

Company has also agreed to pay the premiums on a $1,500,000 life insurance policy on Mr. Raymond's life under a split dollar plan.

     The Company has entered into an employment agreement with John L. Coughlin, effective April 8, 1996, pursuant to which Mr. Coughlin agrees to serve as the President and Chief Executive Officer of the Company. The agreement provides for an initial base salary of $144,000 and an initial minimum bonus of $20,000 payable October 1, 1996. In accordance with the agreement, the Board of Directors has adjusted Mr. Coughlin's base salary to $168,000 per year, effective October 1, 1997 and has adopted an annual incentive compensation program for Mr. Coughlin based upon the attainment of quantitative and qualitative objectives to be set by the Compensation Committee at the beginning of each fiscal year. In addition, pursuant to the agreement, Mr. Coughlin was granted an incentive stock option to purchase 75,000 shares of the Company's Common Stock at an exercise price of $4.33 per share, vesting in four equal annual installments commencing on the first anniversary of the date of grant.

                              CERTAIN TRANSACTIONS

     On July 29, 1997, the Company entered into a License Agreement with a corporation wholly-owned by Dr. Stephen D. Fantone, Chairman of the Board of Directors of the Company, with respect to the concept of utilizing optical technology, for which Dr. Fantone's corporation possesses technical expertise, for application to certain products currently under development by the Company. Under the agreement, the Company will pay the development costs to Dr. Fantone's corporation. During the fiscal year ended September 30, 1997, the Company paid Dr. Fantone's corporation $314,000 for services and materials provided under this contract. The proprietary rights to the technology will be owned by Dr. Fantone's corporation, which has granted an exclusive license to the Company for the use of the technology in certain specified fields of use upon the terms and conditions set forth in the agreement. The Company's policy with respect to business relationships with officers, directors, or affiliates is that any such relationships must be fully disclosed to the Board of Directors and must be upon terms not less favorable to the Company than those available from third parties dealing at arm's length.

                             ELECTION OF DIRECTORS

     The Board of Directors of the Company is classified into three classes, each of which consists of two directors. One class of directors is elected each year for a term of three years. The terms of the Class II directors, Stephen D. Fantone and A. Theodore Mollegen, Jr., expire at the 1998 annual meeting. The Board of Directors has nominated Dr. Fantone and Mr. Mollegen to continue to serve as Class II directors for a term expiring at the 2001 annual meeting.

     Unless otherwise specified therein, shares represented by the enclosed proxy will be voted at the stockholders meeting to elect Stephen D. Fantone and
A. Theodore Mollegen, Jr., as Class II directors for a three-year term until the 2001 annual meeting of stockholders and until their successors shall be duly elected. In the event that either Dr. Fantone or Mr. Mollegen is unable to stand for election (which event is not now contemplated), the holders of the enclosed proxy will vote for the election of a nominee or nominees acceptable to the remaining members of the Company's Board of Directors.

     The Board of Directors recommends that stockholders vote "FOR" the proposal to elect Dr. Fantone and Mr. Mollegen as directors.

                              APPROVAL OF AUDITORS

     The Board of Directors has appointed Arthur Andersen LLP as independent public accountants to examine the financial statements of the Company and its subsidiary for the fiscal year ending September 30, 1998. Representatives of Arthur Andersen LLP are expected to be present at the stockholders meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

     The Board of Directors recommends that stockholders vote "FOR" the proposal to approve the appointment of Arthur Andersen LLP as independent public accountants.

                         APPROVAL OF 1998 NON-EMPLOYEE
                          DIRECTORS' STOCK OPTION PLAN

     On January 23, 1998, the Board of Directors adopted the Benthos, Inc. 1998 Non-Employee Directors' Stock Option Plan (the "Plan") and reserved 150,000 shares of Common Stock for issuance of options under the Plan. The full text of the Plan is set forth in Exhibit A to this Proxy Statement and the following discussion is qualified in its entirety by the text of the Plan. The Plan will replace the Stock Option Plan for Non-Employee Directors approved by the stockholders in 1994 (the "1994 Plan").

     Purpose

     The purpose of the Plan is to promote the long-term success of the Company by creating a long-term mutuality of interest between the non-employee directors and stockholders of the Company, to provide an inducement for such directors to remain with the Company and to provide a means through which the Company may attract able persons to serve as directors of the Company.

     Administration

     The Plan shall be administered by a committee (the "Committee") consisting of not less than two members of the Board of Directors. At all times, the membership of the Committee shall satisfy the requirements of Rule 16b-3 under the Securities Exchange Act of 1934 or any successor rule. Notwithstanding the foregoing, the selection of directors to whom stock options are to be granted, the timing of such grants, the number of shares subject to any stock option, the exercise price of any stock option, the periods during which any stock option may be exercised and the term of any stock option shall be determined by the Board of Directors and the Committee shall have no discretion as to such matters.

     Eligibility

     Under the Plan, each director who is not an employee of the Company will be entitled to receive (when he initially assumes office) an option for the purchase of 15,000 shares of the Company's Common Stock. In addition, the Board of Directors may grant additional options under the Plan to non-employee directors from time to time.

     There are presently four non-employee directors of the Company. The only non-employee director currently participating in the Plan is Gary K. Willis, who was granted an option to purchase 15,000 shares of Common Stock at an exercise price of $14.25 per share in connection with his election as a director on January 23, 1998. Each of the other non-employee directors (Dr. Fantone and Messrs. Mollegen and Naylor) were previously granted options to purchase 22,500 shares of Common Stock under either the 1994 Plan or predecessor arrangements. In addition, Dr. Fantone was granted an option to purchase 11,250 shares of Common Stock at an exercise price of $11.50 per share in connection with his election as Chairman of the Board of Directors on January 24, 1997.

     Terms of Options

     Each option granted under the Plan will have an exercise price equal to fair market value as of the date of the grant of the option. The option will not be exercisable during the first twelve months after the date of the grant. After twelve months, the option will be exercisable as to one-third of the shares covered thereby. After twenty-four months from the date of grant, the option will be exercisable as to two-thirds of the shares covered thereby and after thirty-six months from the date of grant, the option will be exercisable as to all of the shares covered thereby. The options expire ten years from the date of grant and are not transferable other than by will or by the laws of descent and distribution. In the event the director ceases to serve as a director of the Company, the option may be exercised only to the extent that the option is exercisable and is in effect on the day such service ceases, except that in the case of death, the option may be exercised by the director's legal representative to the extent that the option is exercisable on the next subsequent anniversary date of the option following the date of death.

     Change of Control

     In the event of certain changes in ownership of the voting securities of the Company or certain tender offers, proxy contests, mergers or acquisitions (as described in the Plan) the options granted thereunder will become exercisable in full, notwithstanding the exercise schedule.

     Adjustments to Shares

     The Plan provides that the number of shares issuable thereunder shall be adjusted to prevent dilution in the event of any reorganization, merger, consolidation, recapitalization,

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

reclassification, stock split-up, combination of shares or stock dividend.

     Amendment and Termination

     The Plan may be amended or terminated at any time by the Board of Directors and will terminate in any event on December 31, 2007.

     Tax Consequences

     All options granted under the Plan will be non-qualified stock options (as
contrasted with incentive stock options) for Federal income tax purposes.   For
Federal income tax purposes, no income will be recognized by the optionee on the grant of a non-qualified stock option. On the exercise by any optionee of a non-qualified stock option, the excess of the fair market value of the stock when the option is exercised over its cost to the optionee will be taxable to the optionee and generally deductible by the Company for Federal income tax purposes.

     The optionee's tax basis in his stock will equal his cost for the stock plus the amount of ordinary income he had to recognize with respect to the non-qualified stock option. Accordingly, upon a subsequent disposition of stock acquired upon the exercise of a non-qualified option, the optionee will recognize short-term or long-term capital gain or loss, depending upon the holding period of the stock, equal to the difference between the amount realized upon disposition of the stock by the optionee and his basis in the stock. Stock acquired on the exercise of a non-qualified stock option does not give rise to an item of tax preference for alternative minimum tax purposes.

     The Board of Directors recommends that stockholders vote "FOR" the proposal to approve the adoption of the Plan.

                      INCREASE IN AUTHORIZED CAPITAL STOCK

     The Company is presently authorized under its articles of organization to issue up to 2,500,000 shares of Common Stock, par value $0.06 2/3 per share. As of the record date, 1,317,490 shares of Common Stock were issued and outstanding and an additional 182,814 shares were reserved for issuance pursuant to the exercise of stock options. As described below, the Board of Directors believes that the current number of shares of capital stock available for issuance in the future is inadequate. Accordingly, the Board of Directors proposes to amend the articles of organization to increase the number of authorized shares of Common Stock from 2,500,000 to 7,500,000 and to authorize a new class consisting of 250,000 shares of Preferred Stock, par value $.01 per share. The text of the proposed amendment is annexed hereto as Exhibit B.

     Under the terms of the amended articles of organization, the Board of Directors is authorized subject to any limitations prescribed by law, to issue such shares of Preferred Stock in one or more series. Each such series shall have such rights, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be determined by the Board of Directors.

     This proposal is intended to increase the Company's flexibility by increasing the number of shares of capital stock that can be issued without further stockholder approval. The Board of Directors believes that the adoption of this proposal will enable the Company to respond to business opportunities, such as opportunities to raise additional capital or to finance business acquisitions with capital stock, and to issue additional shares in connection with stock splits, stock dividends and employee benefit plans. Given the limited number of shares of Common Stock currently available for issuance, the Company may not be able in the future to effect certain of these transactions without obtaining stockholder approval for an increase in capital stock. The cost, notice requirements and delay involved in obtaining stockholder approval at the time that corporate action becomes desirable could potentially eliminate the Company's opportunity to effect a desirable transaction or could reduce the benefits to the Company of such a transaction.

     Although the Company is continually reviewing various potential acquisitions and other transactions that could result in the issuance of shares of the Company's capital stock, the Board of Directors has no present plans to issue additional shares of capital stock except for shares of Common Stock issuable in connection with the exercise of stock options and contributions to the Company's employee stock ownership plan. Although the Company has no current plans to declare a stock split or stock dividend, the Company recently declared a three for two stock split (effected as a stock dividend) and may from time to time consider additional splits or dividends if the circumstances warrant.

     The additional shares of capital stock proposed to be authorized, together with existing authorized and unissued shares, generally will be available for issuance without any requirement for further stockholder approval, unless shareholder action is required by applicable law or by the requirements of the Nasdaq SmallCap Market or the rules of any stock exchange on which the Common Stock may then be listed. Although the Board of Directors will authorize the issuance of additional shares only when it considers doing so to be in the best interest of stockholders, the issuance of additional Common Stock may, among other things, have a dilutive effect on earnings per share of Common Stock and on the voting rights of holders of Common Stock. Furthermore, the rights of the holders of Common Stock will be subject to the rights of the holders of any shares of Preferred Stock issued in the future. Stockholders of the Company do not have any preemptive rights to subscribe for additional shares of Common Stock or Preferred Stock that may be issued. In addition, although the Board of Directors has no current plans to do so, shares of Common Stock or Preferred Stock could be issued in various transactions that would make a change in control of the Company more difficult or costly and, therefore, less likely. For example, shares of Common Stock or Preferred Stock could be sold privately to purchasers who might support the Board of Directors in a contest for control or to dilute the voting or other rights of a person seeking to obtain control. However, as indicated above, the

Company is not aware of any effort by anyone to obtain control of the Company and the Company has no present intention to use the increased shares of authorized capital stock for any such purposes.

     The Board of Directors unanimously recommends that stockholders vote "FOR" the proposal to increase the authorized capital stock of the Company.

                    OTHER MATTERS COMING BEFORE THE MEETING

     As of the date of this Proxy Statement, management does not know of any matters to be presented to the meeting other than the matters set forth in the
attached Notice of Special Meeting of Stockholders.   If any other matters
properly come before the meeting, the persons named in the enclosed proxy will vote thereon according to their best judgment.

          COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Copies of those reports are to be furnished to the Company.

     Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company under Rule 16a-3(d) during the fiscal year ended September 30, 1997, no director, officer, or beneficial owner of more than 10% of the Company's equity securities failed to file on a timely basis, any reports required by Section 16(a) of the Securities Exchange Act of 1934, except that Samuel O. Raymond was late on one occasion in filing a Form 4 reporting the sale of 7,100 shares of Common Stock.

                             STOCKHOLDER PROPOSALS

     Under the By-laws of the Company, written notice to the Clerk stating the business to be brought by stockholders before an annual meeting of stockholders or a special meeting in lieu of the annual meeting shall be given sixty days prior to the anniversary date of the immediately preceding annual meeting and within ten days of the written notice of any special meeting of stockholders not in lieu of the annual meeting. Similar written notice to the Clerk stating stockholder nominations for the election of directors, other than those recommended by the Board of Directors, shall be given sixty days prior to the anniversary date of the immediately preceding annual meeting of stockholders and within ten days of the written notice of any special meeting of stockholders to elect directors. Proposals which stockholders intend to present at the 1999 annual meeting must be received by the Company for inclusion in the Company's proxy statement and form of proxy relating to that meeting no later than February 2, 1999.

                             AMENDMENTS TO BY-LAWS

     Article 10 of the By-Laws of the Company provides that not later than the time of the notice of the meeting of stockholders next following the amending or repealing by the directors of any By-Law, notice thereof stating the substance of such change shall be given to all stockholders entitled to vote on amending
the By-Laws.   On January 23, 1998, the Board of Directors amended the By-Laws of the Company in several respects in order to conform to certain provisions of the Massachusetts Business Corporation Law relating to corporations with voting securities registered under the Securities Exchange Act of 1934.

     In particular, Article 3, Section 3.2 of the By-Laws was amended to provide, as required by Section 34(b) of the Massachusetts Business Corporation Law, that so long as the Company has a class of voting stock registered under the Securities Exchange Act of 1934, special meetings of stockholders may be called by the President or a majority of the Board of Directors or upon application of stockholders owning at least 40% in interest of the capital stock entitled to vote at the meeting.

     In addition, Article 4, Section 4.1 of the By-Laws was amended to provide, as required by Section 50A of the Massachusetts Business Corporation Law, for the classification of the Board of Directors as described under "Directors and Executive Officers of the Company" herein. Article 6, Sections 6.2 and 6.3 were also amended to provide, as required by said Section 50A, that a director may be removed from office only for cause (defined, as provided in said Section 50A, as conviction of a felony, declaration of unsound mind by a court, gross dereliction of duty, commission of an act of moral turpitude or intentional misconduct or a knowing violation of law resulting in both an improper substantial personal benefit and a material injury to the Company) and that any vacancy at any time existing in the Board of Directors shall be filled only by the majority of the remaining directors then in office.

                                 OTHER MATTERS

     THE COMPANY FILES AN ANNUAL REPORT WITH THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-KSB WHICH INCLUDES ADDITIONAL INFORMATION ABOUT THE COMPANY. A COPY OF THE FORM 10-KSB, INCLUDING THE FINANCIAL STATEMENTS, MAY BE OBTAINED WITHOUT CHARGE, AND COPIES OF THE EXHIBITS WHICH ARE LISTED THEREIN WILL BE FURNISHED UPON PAYMENT OF THE COMPANY'S COSTS OF REPRODUCTION AND MAILING OF SUCH EXHIBITS. ALL SUCH REQUESTS SHOULD BE DIRECTED TO FRANCIS E. DUNNE, JR., CHIEF FINANCIAL OFFICER, 49 EDGERTON DRIVE, NORTH FALMOUTH, MASSACHUSETTS 02556 (TEL: 508-563-1000).

                                    By Order of the Board of Directors
                                    John T. Lynch, Clerk
North Falmouth, Massachusetts
February __, 1998

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